===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Gundle/SLT Enviromental, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                     [LOGO]
                         GUNDLE/SLT ENVIRONMENTAL, INC.
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 3, 2001
                                   11:00 A.M.
                          WYNDHAM HOTEL AT GREENSPOINT
                            12400 GREENSPOINT DRIVE
                              HOUSTON, TEXAS 77060



                                                                   April 1, 2001

Dear Stockholder:

You are cordially invited to the annual meeting of stockholders of Gundle/SLT Environmental, Inc. to be held at the above noted time and place. At the meeting, we will ask you:

   1. To elect six directors: Samir T. Badawi, James R. Burke, Bruce Cummings, James R. Gibbs, T. William Porter and Edward T. Sheehan;

   2. To consider and act on a proposal to approve the amendment and restatement of the 1995 Incentive Stock Plan, as amended in 1996;

   3. To consider and act on a proposal to approve the amendment and restatement of the 1991 Employee Stock Purchase Plan, as amended in 1995; and

   4. To vote on any other business that may properly come before the annual meeting.

MANAGEMENT RECOMMENDS A VOTE FOR ALL DIRECTORS STANDING FOR ELECTION AND FOR APPROVAL OF THE AGENDA ITEMS NUMBER 2 AND 3.

YOUR VOTE IS IMPORTANT. TO BE SURE YOUR VOTE COUNTS AND ASSURE A QUORUM, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                              By order of the Board of Directors

                                              C. Wayne Case-Secretary

I.  INFORMATION ABOUT VOTING

SOLICITATION OF PROXIES. The board of directors of Gundle/SLT Environmental, Inc. ("GSE") is soliciting proxies for use at the 2001 annual stockholders meeting of GSE and any adjournments of that meeting. The meeting will be held on Thursday, May 3, 2001, at 11:00 a.m. at the Wyndham Hotel at Greenspoint at 12400 Greenspoint Drive in Houston, Texas. A copy of the GSE Annual Report for fiscal year 2000 is also being mailed to stockholders concurrently with this proxy statement and accompanying form of proxy. It is anticipated that the mailing to stockholders of this proxy statement and the enclosed proxy card will commence on or about April 1, 2001.

AGENDA ITEMS. The agenda for the annual meeting is to:

   1.  Elect six directors, nominated by the incumbent board of directors;

   2. Consider and act upon a proposal to approve the amendment and restatement of the 1995 Incentive Stock Plan, as amended in 1996;

   3. Consider and act on a proposal to approve the amendment and restatement of the 1991 Employee Stock Purchase Plan, as amended in 1995; and

   4.  Conduct other business properly before the meeting.

WHO CAN VOTE. You can vote at the annual meeting only if you are a holder of record of GSE's common stock on the record date. The record date is the close of business on March 12, 2001. You will have one vote for each share of common stock. As of March 12, 2001, there were 11,043,661 shares of common stock outstanding and entitled to vote.

HOW TO VOTE. You may vote in two ways:

   .  You can come to the annual meeting and cast your vote there; or

   . You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate.

USE OF PROXIES. Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR:

   .  Election of all nominees for director;

   . Adoption and approval of the proposal to amend and restate the 1995 Incentive Stock Plan, as amended in 1996; and

   . Adoption and approval of the amendments and restatement of the 1991 Employee Stock Purchase Plan, as amended in 1995.

We do not now know of any other matters that will come before the annual meeting. If they do, proxy holders will vote the proxies according to their best judgment.

REVOKING A PROXY. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

   .  Sending a written notice to the corporate secretary of GSE;

   .  Delivering a properly executed, later-dated proxy; or

   .  Attending the annual meeting and voting in person.

THE QUORUM REQUIREMENT. We need a quorum of stockholders to hold a valid annual meeting. A quorum will exist if the holders of at least a majority of the outstanding common stock entitled to vote either attend the annual meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

VOTE REQUIRED FOR ACTION. Directors are elected who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the meeting. Other actions require the affirmative vote of the majority of the holders of the common stock present or represented by proxy at the meeting. Abstentions have the effect of a no vote and broker non-votes are disregarded on matters other than director elections. Votes are tabulated by Mellon Investor Services, LLC, the transfer agent and registrar for the common stock.

II.  THE ELECTION OF DIRECTORS

GSE has one class of directors. The term for each director is one year and expires at the 2002 annual stockholders meeting.

The nominees for director this year are Samir T. Badawi, James R. Burke, Bruce Cummings, James R. Gibbs, T. William Porter and Edward T. Sheehan. Each of the nominees has previously been elected to the board by the stockholders.

The board of directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the current board of directors to fill the vacancy, or the size of the board may be reduced.

Samir T. Badawi was chairman of the board of SLT Environmental, Inc. prior to its merger with Gundle Environmental Systems, Inc. in July 1995, and is president of Wembley Ltd. ("Wembley"), GSE's largest stockholder. Prior to October 1993, Mr. Badawi served as managing partner of Ernst & Young LLP's professional practice in the Middle East. On May 7, 1999, he became president and chief executive officer of GSE.

James R. Burke has been CEO of Access Oil Tools Inc. since April 2000. Mr. Burke was an independent consultant prior to this from July 1998. He was president of the products and equipment division of Weatherford Enterra, Inc. from January 1996 until July 1998.

Bruce Cummings has been president of Elben L.L.C., a company that provides corporate finance advisory work, since February 1999. Mr. Cummings was managing director of Salomon Smith Barney from 1987 to February 1999. He was senior vice president of E. F. Hutton & Co., Inc. from 1984 to 1987.

James R. Gibbs has been chairman of the board, president and chief executive officer of Frontier Oil Corporation since February 1987. He assumed the position of chief executive officer in April 1992, and the additional position of chairman in April 1999. Mr. Gibbs is a member of the board of directors of Smith International, Inc., an advisory director of Frost National Bank, N.A., a director of Veritas DGC Inc., and Talon International.

T. William Porter is the chairman of Porter & Hedges, L.L.P., a Houston law firm that serves as the Company's principal outside counsel, and has been a partner of that firm since its formation in 1981. Mr. Porter is also a director of Metals USA, Inc.

Edward T. Sheehan has been a consultant since July 1999. He served as chairman of the board and chief executive officer of United Road Services, Inc. from October 1997 to June 1999. Mr. Sheehan was president of United Waste Systems, Inc. from December 1992 to August 1997, and chief operating officer of United Waste Systems, Inc. from 1994 to August 1997. He was senior vice president and chief financial officer of Clean Harbors, Inc., a publicly held environmental services company, from September 1990 to April 1992. From 1966 to 1990 he held several different financial management positions with the General Electric Company.

III.  Information About the Board of Directors

MEETINGS

During 2000, the board of directors held six regular meetings. All incumbent directors attended 100% of the meetings for the period they served during the year.

COMMITTEES

The board has three standing committees: an audit committee, an executive committee, and a compensation committee. The audit committee had three meetings in 2000, and the compensation committee had two meetings in 2000. Each incumbent director attended 100% of the meetings of the committees on which he served during the year. GSE does not have a nominating committee. Stockholders who wish to suggest individuals for possible future consideration for board positions should send recommendations to the board of directors at GSE's principal executive offices.

Audit Committee

Duties:

   . Review with the independent auditors and GSE's financial management the scope of the proposed audit, audit procedures, and at the conclusion of the audit review the financial statements and the independent auditors' comments and recommendations.

   . Review with the independent auditors and GSE's financial and accounting personnel, the adequacy and effectiveness of internal control procedures.

   . Elicit and review recommendations made by the independent auditors and GSE financial and accounting personnel for the improvement of internal control procedures.

   . Periodically review GSE's policy statements to determine management's adherence to GSE's code of conduct.

   . Review the financial statements contained in the annual report to shareholders with GSE's financial management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

   . Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of GSE's management present.

   . Review accounting and financial personnel and succession planning within those areas.

   . Submit the minutes of all meetings of the audit committee to the board of directors, or discuss the matters reviewed at each committee meeting with the board of directors.

   . Investigate any matter brought to the audit committee's attention within the scope of its duties, and retain outside counsel for the investigation if, in its judgment, that is appropriate.

Members: James R. Burke (Chair), James R. Gibbs, and Edward T. Sheehan all outside directors. The audit committee operates under a written charter adopted by the board, a copy of which is attached as Appendix A to this proxy statement.

COMPENSATION COMMITTEE

Duties:

   .  Formulate and adopt executive compensation and benefit programs.

   . Supervise the administration of all executive compensation and benefit programs.

   . Establish specific criteria against which all performance-based benefits are measured.

   .  Establish the total compensation for the chief executive officer.

Members: Bruce Cummings, T. William Porter, and Edward T. Sheehan (Chair).


EXECUTIVE COMMITTEE

Duties:

   .  Acts in place of the board when the full board is not in session.

Members: Samir T. Badawi (Chair), James R. Burke, and T. William Porter.

BOARD COMPENSATION AND RELATIONSHIPS

RETAINER AND FEES. We do not pay directors who are also GSE officers additional compensation for their service as directors. Compensation paid to all non-employee directors during 2000 for service in all board capacities aggregated $135,833. In 2000, compensation for non-employee directors included the following:

   .  an annual retainer of $16,000 paid in quarterly installments;

   .  $1,000 for each board meeting attended;

   .  $500 per committee meeting attended; and

   .  $500 for each meeting at which they preside

OPTIONS. In May of each year, GSE grants each director an option to purchase 2,000 shares of common stock. The exercise price equals the fair market value of the shares at the date of grant. The options have a 5-year life and vest one year after the date of grant.

IV.  SECURITY OWNERSHIP OF GSE

DIRECTOR OWNERSHIP

The following table shows as of December 31, 2000, the number of shares of
common stock beneficially owned by each director and nominee.   As a
representative of Wembley, Mr. Badawi may be deemed to own beneficially 4,557,143 shares owned by Wembley. He disclaims any beneficial ownership in such shares beyond his proportionate ownership interest, if any, in Wembley.


                                                                            COMMON STOCK
                                                                      BENEFICIALLY OWNED
                                                                    DECEMBER 31, 2000(1)
                                                                 -----------------------
                                                         DIRECTOR               PERCENT
     NAME                 POSITION              AGE        SINCE   SHARES(2)    OF CLASS
-----------------------   -------------------   --------   -----   ---------    --------
Samir T. Badawi           Director, chairman,         61    1995   4,863,643      44.0%
                          president and chief
                          executive officer
James R. Burke            Director                    63    1996      10,000         *
Bruce Cummings            Director                    61    2000       2,000         *
James R. Gibbs            Director                    55    2000       2,000         *
T. William Porter         Director                    59    1988      10,000         *
Edward T. Sheehan         Director                    58    1998       8,000         *
All directors and nominees as a group                              4,895,643      44.3%

--------------------
 *   Less than 1%
(1) Each person has sole voting and investment power with respect to the shares listed, except as otherwise specified.
(2) Includes shares underlying outstanding stock options, as follows: Mr. Badawi 276,000; Mr. Burke 10,000; Mr. Cummings 2,000; Mr. Gibbs 2000; Mr. Porter 10,000; and Mr. Sheehan 8,000.

EXECUTIVE OFFICER TENURE AND IDENTIFICATION

  The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. Certain information concerning those executive officers that are not also members of the board of directors is set forth below:

  Roger J. Klatt, age 62, has served as executive vice president, treasurer and chief financial officer since March 1994.

  Paul A. Firrell, age 34, has served as managing director of GSE Lining Technology Ltd. and GSE Lining Technology GmbH since February 2000. GSE Lining Technology Ltd. and GSE Lining Technology GmbH are GSE's wholly owned subsidiaries that operate the Europe/Africa Region. He is the executive with primary responsibility for sales, installation and manufacturing operations located in England and Germany. During the four years preceding, Mr. Firrell served as managing director for just the United Kingdom sales, installation and manufacturing operations in the United Kingdom.

  James T. Steinke, age 54, has served as managing director of GSE Lining Technology Company Limited since November 1999. GSE Lining Technology Company Limited is GSE's wholly owned subsidiary that operates the Asia/Pacific Region. He is the executive with primary responsibility for sales and manufacturing operations located in The Kingdom of Thailand. During the four years preceding, Mr. Steinke served as vice president international sales for Central and South America.

MANAGEMENT OWNERSHIP

The following table shows, as of December 31, 2000, the number of shares of common stock beneficially owned by executive officers and the executive officers as a group, excluding in each case Mr. Badawi who is referenced above.

                                                    Beneficial Ownership on
                                                      December 31, 2000
            Name                                    Common Stock of GSE(1)              Percent
            ----                                    -----------------------             --------
Roger J. Klatt-Executive  vice president,                304,067                          2.7%
treasurer, and chief financial officer
Paul A. Firrell-Subsidiary officer                        46,500                          *
James T. Steinke-Subsidiary officer                       88,667                          *
All executive officers as a group                        439,234                          4.0%

-------------
 *   Less than 1%
(1) Includes shares underlying outstanding stock options, as follows: Mr. Klatt-280,500, Mr. Firrell-46,500, and Mr. Steinke 86,500.

OTHER SECURITY OWNERSHIP

The following table shows the name and address of each person known to GSE to own more than 5% of GSE's common stock as of December 31, 2000.


Name and Address of Beneficial Owners      Amount Owned   Percent of Class
----------------------------------------   ------------   -----------------
Wembley Ltd.                                  4,557,143               41.2%
Columbus Centre Building
Road Town, Tortola
British Virgin Islands

Grace & White                                 1,697,485               15.3%
515 Madison Ave., Suite 1700
New York, NY 10022

Dimensional Fund Advisors, Inc.(1)            1,025,712                9.3%
1299 Ocean Avenue
Santa Monica, California 90401

Royce & Associates, Inc.                        791,800                7.2%
1414 Avenue of Americas
New York, New York  10019

----------------
(1) Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,025,712 shares of common stock of GSE as of December 31, 2000, all of which shares are held in portfolios of DFFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust or DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

V.  EXECUTIVE COMPENSATION

The following tables, charts, and narrative show all compensation awarded, paid to or earned by each individual who was either the chief executive officer at any time during the period, or at December 31, 2000 one of the other highly compensated executive officers.


SUMMARY COMPENSATION TABLE

                                                                                        Long-Term Compensation
                                                                                   ---------------------------------
                                                          Annual Compensation      Stock
Name and                                                 ---------------------     Option            All other
Principal Position             Year           Salary       Bonus      Other(1)     Awards (Shares)   Comp.(2)
------------------------       ----          ---------   ----------   -------      --------------    --------------
Samir T. Badawi(3)             2000           $350,000     $148,750                 120,000           $21,797
President & CEO                1999           $300,000     $125,625                 145,000           $49,500
                               1998           $205,769     $ 65,000                     -0-           $23,770

Roger J. Klatt                 2000           $220,000     $ 74,800                  50,000           $33,969
Executive vice president,      1999           $210,000     $ 63,000                  65,000           $56,773
treasurer, and chief           1998           $200,000     $ 50,000                  50,000           $18,285
financial officer

Paul A. Firrell                2000   (Pounds)100,000    (Pounds) 12,000      20,000    (Pounds) 8,270
Managing director Europe/      1999   (Pounds) 75,000    (Pounds) 12,833       7,500    (Pounds) 8,218
Africa Region                  1998   (Pounds) 70,000    (Pounds) 21,000       7,500    (Pounds) 7,874

James T. Steinke               2000          $150,000            $31,875      20,000            $8,652
Managing director Asia/        1999          $127,750            $15,000      17,500            $8,441
Pacific Region                 1998          $114,667            $15,000       7,500            $8,667

-------------
(1) Because the value of any additional benefits did not exceed 10% of annual compensation, amounts are omitted.

(2) GSE paid life and disability insurance premiums for 2000, 1999, and 1998, for Mr. Badawi in the amounts of $2,772, $2,558, and $0; for Mr. Klatt in the amounts of $8,266, $9,337, and $9,805; for Mr. Firrell in the amounts of (Pounds)770, (Pounds)718, and (Pounds)874; and for Mr. Steinke in the amounts of $3,339, $3,401, and $3,667.

     The Company made contributions to retirement plans for 2000, 1999, and 1998 for Mr. Badawi in the amounts of $19,025, $14,600, and $2,000; for Mr. Klatt in the amounts of $11,320, $10,400, and $9,200; for Mr. Firrell in the amounts of (Pounds)7,500, (Pounds)7,500, and (Pounds)7,000; and for Mr. Steinke in the amounts of $5,313, $5,040, and $5,000.

     GSE paid for housing for 1999 and 1998 for Mr. Badawi in the amounts of $32,342 and $20,245.

     The Company paid cash bonuses to compensate for taxes on the issuance of stock in connection with the 1996 and 1997 grants of restricted stock for Mr. Klatt for 2000 and 1999 in the amounts of $14,383 and $37,036.

(3) On April 27, 1998, Mr. Badawi assumed the position of acting president and chief executive officer of GSE until May 1999, when he became president and chief executive officer. He continues to hold the position of chairman of the board of directors.

Options Granted in 2000

The table below shows information on grants of stock options in 2000. GSE made these grants under its 1995 Incentive Stock Plan to the officers named in the Summary Compensation Table.

                                                                                       Potential Realized
                                                                                         Value at Assumed
                                                                                     Annual Rate of Stock
                                                                                   Price Appreciation for
                                               Individual Grants                          Option Term (2)
                            ------------------------------------------------------ ----------------------
                            Option      % of Total         Exercise    Expiration
                            Granted     Option Granted     Price       Date               5%        10%
                              (1)       to Employee
     Name                               in Year
-------------------------------------------------------------------------------------------------------
Samir T. Badawi              120,000      19.6%              $2.3125     12/14/07   102,417    248,654
Roger J. Klatt                50,000       8.2%              $2.3125     12/14/07    42,674    103,606
Paul A. Firrell               20,000       3.3%              $2.3125     12/14/07    17,070     41,442
James T. Steinke              20,000       3.3%              $2.3125     12/14/07    17,070     41,442

--------------
(1) If a "change of control" event were to occur prior to exercise or expiration of the option, the entire option would automatically be converted to an amount of cash equal to any unrealized appreciation in the option.
(2) Potential values stated are the result of using the SEC method of calculation of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

OPTION EXERCISES AND YEAR-END VALUES

The following table contains information with respect to the exercised and unexercised options to purchase shares of common stock for each of the executives held by them at December 31, 2000.


                                                         Number of Unexercised                 Value of Unexercised
                            Shares                       Options at                           In-The-Money Options at
                           Acquired       Value          December 31, 2000                     December 31, 2000(1)
Name                      on Exercise   Realized         Exercisable   Unexercisable        Exercisable     Unexercisable
----                     -------------  ---------        -----------   --------------       ------------    -------------
Samir T. Badawi               -0-        -0-              83,500         192,500                 -0-             -0-
Roger J. Klatt                -0-        -0-             198,000          82,500                 -0-             -0-
Paul A. Firrell               -0-        -0-              22,750          23,750                 -0-             -0-
James T. Steinke              -0-        -0-              57,750          28,750                 -0-             -0-

---------------
(1) Represents the difference between the closing price for common stock on the New York Stock Exchange on December 31, 2000 ($2.0625 per share) and any lesser exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

EMPLOYMENT SECURITY AGREEMENTS. Two executive officers of GSE, Mr. Klatt, GSE's executive vice president and chief financial officer, and Paul A. Firrell, managing director of GSE Lining Technology Ltd. and GSE Lining Technology GmbH, have the benefit of employment security agreements.

Mr. Klatt is employed under an employment security agreement entered into on March 10, 1997, as amended on June 1, 1998. In general, in the event of Mr. Klatt's discharge without cause, or resignation for good reason after a change in control, he is entitled to benefits of:

   . a lump sum payment, cash amount equal to the sum of three times the highest rate of base salary in effect during the current year or any of the three years preceding the termination date; and

   . three times the greater of (A) the maximum award he would have been eligible to receive under the bonus plan in the year of termination, (B) the largest award earned under the bonus plan in any of the three years preceding the termination date, (C) 40% of his base salary at the termination date, or (D) $100,000.

The agreement provides for severance protection benefits and change of control benefits, including:

       . the right of Mr. Klatt for a period of 12 months following the appointment of a new president and chief executive officer to determine his compatibility or ability to maintain (in his sole discretion) a good working relationship with the new president and chief executive officer.

In general, in the event that this latter employment security provision is exercised by Mr. Klatt, he is entitled to benefits of:

   . a lump sum, cash amount equal to the sum of one and one-half times the highest annual rate of base salary in effect during the current year or any of the two years preceding the termination date, and

   . one and one-half times the greater of (A) the largest award earned under GSE's bonus plan in any of the three years preceding the termination date or (B) the target award he would have been entitled to receive under the bonus plan in the current year regardless of any limitation otherwise applicable to the bonus plan.

The term of the agreement expires on December 31, 2002, and will be automatically extended on each December 31 for a one-year period from such date unless GSE gives notice of termination pursuant to the agreement.

Mr. Firrell is employed under an employment service agreement entered into on January 1, 1997 with GSE Lining Technology Ltd. The agreement provides for 12 months base salary severance protection (excluding any bonus or other benefits) payable in 12 equal installments. The term of the agreement continues unless GSE or Mr. Firrell give notice of termination pursuant to the agreement.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GOALS. GSE's executive compensation program is designed to align total compensation with shareholder interests. The program:

   . rewards executives for sound business management and improvement in shareholder value;

   . balances its components so that both short and longer-term operating and strategic objectives are recognized; and

   . attracts, motivates, and retains executives necessary for the long-term success of GSE.

The program consists of three different compensation components: base salary; variable cash bonuses; and long-term incentive awards (stock options).

BASE SALARY. GSE uses external surveys to set competitive compensation levels (salary ranges) for its executives. Salary ranges for GSE executives are established based on similar positions in other comparably situated companies of similar size and complexity. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials and experience of the individual senior executives. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation. Using the criteria set forth above, the compensation committee authorized pay increases for executive officers for 2000.

During 2000, the board approved a $368,000 base salary for Mr. Badawi while serving as president and chief executive officer. The base salary was based on recommendations of the committee without Mr. Badawi's participation.

ANNUAL BONUSES. GSE's annual bonuses are intended to reflect a policy of requiring a minimum level of company financial performance for the year before any bonuses are earned by senior executives. Bonuses for achieving higher levels of performance are directly related to the level achieved. While development of any business involves factors other than profitability, the emphasis of the committee in recent years (with board concurrence) has been on encouraging management to maintain GSE's profitability. For 2000, bonuses were based upon a combination of objective and subjective criteria with the following bonuses paid to senior officers:

      .   Mr. Badawi- $148,750

      .   Mr. Klatt-  $74,800

      .   Mr. Firrell-(Pounds)12,000

      .   Mr. Steinke-$31,875

STOCK OPTION AWARDS. This plan is designed to link closely the long-term reward of executives with increases in stockholder value. For several years, GSE has sought to encourage such value building for stockholders through the annual reward of nonqualified stock options to senior executives. Options were awarded to the following named executives in 2000.

      .   Mr. Badawi-120,000

      .   Mr. Klatt-50,000

      .   Mr. Firrell-20,000

      .   Mr. Steinke-20,000

The compensation committee intends, with the concurrence of the board, to continue to consider alternate forms of stock-based incentives. The committee will focus on affording senior executives the maximum possible long-term performance-based benefits at the least possible cost to GSE.

The following members of the compensation committee have furnished the preceding report:

                               Edward T. Sheehan
                                Bruce Cummings
                               T. William Porter

                AGENDA ITEM NO. 2-PROPOSAL TO AMEND AND RESTATE
               THE 1995 INCENTIVE STOCK PLAN, AS AMENDED IN 1996

       At the meeting, stockholders will be asked to approve the amendment and restatement of the GSE 1995 Incentive Stock Plan, as amended in 1996, (the "1995 Amended Plan") which would (i) increase the number of shares available for use in connection with stock based employee benefit programs to 2,400,000 from the 1,750,000 shares presently authorized (ii) provided that no participant may be granted options for more than 150,000 shares of Common Stock, (iii) extend the term of the plan from its current expiration date of March 25, 2001 to March 25, 2006, and (iv) incorporate the 1995 Amended Plan and all such proposed amendments into a single document (collectively the Restated 1995 Plan).

       Although 234,635 shares are presently available for stock based benefits under the 1995 Amended Plan, the board of directors is of the view that this is likely to be an insufficient number to satisfy GSE's anticipated need for stock-based benefit availability over the five-year life of the Restated Plan, particularly in view of the board's resolve to rely increasingly upon performance-based compensation for executive officers in the form of stock options and other benefits covered by the 1995 Amended Plan in future years. Accordingly, the board is seeking a 650,000 share increase in the number of shares available for use in stock-based employee benefit programs. The board is further seeking to extend the term of the 1995 Amended Plan from its current expiration date of March 25, 2001 to March 25, 2006. In all other respects the 1995 Amended Plan provisions would remain unchanged if the Restated 1995 Plan is approved by stockholders.

VOTE REQUIRED FOR APPROVAL

       Approval of the Plan requires the affirmative vote of a majority of the shares present or represented at the annual meeting. The board of directors recommends a vote FOR approval of the Restated 1995 Plan.

              AGENDA ITEM NO. 3-PROPOSAL TO AMEND AND RESTATE THE
             1991 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED IN 1995

       At the meeting, stockholders will be asked to approve the amendment and restatement of the GSE 1991 Employee Stock Purchase Plan, as amended in 1995 (the "1991 Plan") which would (i) increase the number of shares available for annual purchase by a qualified employee from 500 to 1,000, (ii) extend the plan's termination date from December 1, 2001 to December 1, 2006, (iii) adopt various other amendments, primarily to update the provisions where corporate names have changed; and (iv) incorporate the 1991 Plan and all such proposed amendments into a single document (collectively the "Restated 1991 Plan").

       The board of directors believes that a change in the number of shares from 500 to 1,000 permitted to be purchased by qualified employees on an annual basis will encourage employees to more actively participate in this plan. The board further believes that the term of the plan should be extended for five years to December 1, 2006, to continue to provide an incentive for employees to acquire or increase their proprietary interest in GSE.

VOTE REQUIRED FOR APPROVAL

       An approval of the Restated Plan requires the affirmative vote of a majority of the shares present or represented at the annual meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESTATED 1991 PLAN.


STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following graph illustrates the yearly percentage change in the cumulative total stockholder return on GSE's common stock, compared with the cumulative total return on the Standard and Poor's 500 Stock Index ("S&P 500") for the five years ended December 31, 2000. GSE has selected the Manufacturing Diversified Index total return for the five years ended December 31, 2000

                                    [GRAPH]


                             12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------------------
         S&P                      100        123        164        211        255        232
--------------------------------------------------------------------------------------------
Manufacturing Diversified         100        138        164        190        234        278
--------------------------------------------------------------------------------------------
       Company                    100        119         94         72         63         37
--------------------------------------------------------------------------------------------

In all cases, the cumulative total return assumes, as contemplated by the Commission rules, that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security.

VI.  OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires GSE's executive officers, directors and stockholders who own more than 10% of the outstanding common stock to file reports of ownership and change of ownership with the Commission. Based solely on information furnished to us and contained in reports filed with the Securities and Exchange Commission as well as any written representations that no reports were required. GSE believes that all Section 16(a) reporting requirements were fully met during the 2000-reporting year.

PROPOSALS FOR THE 2002 ANNUAL MEETING

Stockholders may make proposals to be considered at the 2002 annual meeting. To be included in the proxy statement and form of proxy for the 2002 annual meeting, stockholder proposals for the 2002 annual meeting must be received not later than December 2, 2001. If stockholders want to present a proposal from the floor at the 2002 annual meeting, they must give GSE written notice no later than February 15, 2002. These notices must be made at GSE's principal executive offices, 19103 Gundle Road, Houston, Texas 77073.

INDEPENDENT ACCOUNTANTS

The firm of Ernst & Young LLP served as GSE's independent auditors for 2000 and continues to provide audit services to GSE. This firm has advised the company that it has no direct or indirect financial interest in the company. Representatives of Ernst & Young LLP are expected to attend the annual meeting, with the opportunity to respond to appropriate questions from the stockholders. They will have the opportunity to make a statement, although it is not expected that any statement will be made.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

       The audit committee of the board of directors of GSE serves as the representative of the board for general oversight of GSE's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with GSE's code of conduct. GSE's financial management has primary responsibility for preparing GSE's financial statements and GSE's financial reporting process. GSE's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of GSE's audited financial statements to generally accepted accounting principles.

       In this context, the audit committee reports as follows:

       1. The audit committee has reviewed and discussed the audited financial statements with GSE's management.

       2. The audit committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

       3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

       4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the board of directors of GSE, and the board has approved, that the audited financial statements be included in GSE's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

       5. Audit Fees. Total professional services fees for the audit and review of the fiscal year 2000 financial statements were $234,000.

       Financial Information Systems Design and Implementation Fees. There were no professional services fees in fiscal year 2000 for financial information systems design and implementation.

       All Other Fees. Fees for other nonaudit services rendered by Ernst & Young LLP in fiscal year 2000 totaled $46,000.

       The audit committee has reviewed the nonaudit services rendered by Ernst & Young LLP, and consider these services compatible with maintaining Ernst & Young Independence.

       Each of the members of the audit committee is independent as defined under the listing standards of the New York Stock Exchange.

       The undersigned members of the audit committee have submitted this Report to the Audit Committee:

James R. Burke
James R. Gibbs
Edward T. Sheehan

EXPENSES RELATING TO PROXY SOLICITATION

GSE will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, GSE officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity.



                                         By Order of the Board of Directors


                                         C. Wayne Case,
                                         Secretary

                         GUNDLE/SLT ENVIRONMENTAL,INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING OF MAY 3, 2001

  The undersigned stockholder of Gundle/SLT Environmental, Inc. (the "Company") hereby appoints Samir T. Badawi and Roger J. Klatt, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Hotel at Greenspoint, 12400 Greenspoint Drive, Houston, Texas 77060, on Thursday, May 3, 2001, at 11:00 a.m., Houston Time, and at any adjournment of said meeting, all of the shares of Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

  The Board of Directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted for such nominees.


                         (PLEASE SIGN ON REVERSE SIDE)


                             FOLD AND DETACH HERE

                                                                                                           Please mark    [X]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING AGENDA ITEMS:                                  your votes as
                                                                                                          indicated in
                                                                                                          this example



1. Election of Directors                         Samir T. Badawi, James R. Burke, Bruce Cummings, James R. Gibbs, T. William Porter,
                                                 and Edward T. Sheehan
  FOR all nominees            WITHHOLD
 listed to the right         AUTHORITY           Instruction: To withhold authority to vote for any individual nominee, write that
 (except as marked     to vote for all nominees  nominee's name on the line provided below:
  to the contrary)       listed to the right
      [_]                      [_]               ___________________________________________________________________________________

2. To consider and act on a proposal to     3. To consider and act on a proposal to approve   4.  In their discretion, upon such
   approve the amendment and restatement       the amendment and restatement of the 1991          other matters as may properly come
   of the 1995 Incentive Stock Plan, as        Employee Stock Purchase Plan, as amended in        before the meeting; hereby
   amended in 1996.                            1995.                                              revoking any proxy or proxies
                                                                                                  heretofore given by the
      FOR    AGAINST   ABSTAIN                      FOR     AGAINST   ABSTAIN                     undersigned.
      [_]      [_]      [_]                         [_]       [_]      [_]

                                                                               The undersigned  hereby acknowledges receipt of the
                                                                               Notice of Annual Meeting of Stockholders and Proxy
                                                                               Statement furnished herewith.

                                                                               Dated_________________________________________, 2001

                                                                               ____________________________________________________
                                                                                            Stockholders Signature

                                                                               ____________________________________________________
                                                                                            Stockholders Signature

                                                                               Signature should agree with name printed hereon. If
                                                                               Common Stock is held in the name of more than one
                                                                               person, EACH joint owner should sign. Executors,
                                                                               administrators, trustees, guardians and attorneys
                                                                               should indicate the capacity in which they sign.
                                                                               Attorneys should submit powers of attorney.

                                                                                PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.


                                                       FOLD AND DETACH HERE